                                                                     EXHIBIT 3.1




                  RESTATED CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                             NATIONAL REALTY, L.P.
                    (originally named SOUTHMARK MLP, L.P.)


               NATIONAL REALTY, L.P., a limited partnership organized under Delaware Revised Uniform Limited Partnership Act, 6 Del, c.
         (S)17-101, et seq. (the "Act"), for the purpose of restating its Certificate of Limited Partnership originally filed with the office of the Secretary of State of Delaware on January 29, 1987 in order to form a limited partnership under the Act, hereby certifies that its Certificate of Limited Partnership is restated to read in its entirety as follows:

                                  Article One
                                  -----------

              The name of the limited partnership formed hereby is National Realty, L.P.

                                  Article Two
                                  -----------

               The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

                                    Article Three

               The name and business address of the sole general partner of the Partnership is:

                         NAME:                    BUSINESS ADDRESS:

           SYNTEK ASSET MANAGEMENT, L.P.         10670 North Central
            (formerly known as Southmark            Expressway
           Asset Management, L.P., and                 Suite 300
         formerly known as Southmark             Dallas, Texas 75231
               MLP/GP, L.P.)

               IN WITNESS WHEREOF, this Restated Certificate of Limited Partnership, which only restates and integrates and does not further amend the Partnership's Certificate of Limited Partnership as heretofore amended or supplemented, there being no discrepancies between those provisions and this Restated Certificate of Limited Partnership, has been duly executed, as of the 22nd day of January, 1996, and is being filed in
             ----
         accordance with Section 17-210 of the Act by the General Partner thereunto duly authorized.

                                        SYNTEK ASSET MANAGEMENT, L.P.
                                        By   SYNTEK ASSET MANAGEMENT,
                                             INC., Managing General
                                             Partner

                                             By /s/ Robert A. Waldman
                                             -----------------------------
                                               Robert A. Waldman, Senior
                                               Vice President